UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2006

Sunterra Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3865 W. Cheyenne Ave. North Las Vegas, NV	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 804-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends Item 4.01 in its entirety and adds Item 9.01.

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 21, 2006, Sunterra Corporation (the “Registrant” or “Sunterra”), upon recommendation and authorization from the Audit and Compliance Committee of Sunterra’s Board of Directors, dismissed Grant Thornton LLP (“Grant Thornton”) as the Registrant’s independent registered public accounting firm. Sunterra has begun the process of evaluating several firms to replace Grant Thornton. Once this evaluation process yields a decision, another Form 8-K will be issued.

Grant Thornton’s reports on the financial statements of the Registrant for its two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years and any subsequent interim period preceding March 21, 2006 (i) there was no “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant provided Grant Thornton with a copy of the Form 8-K relating to the dismissal of Grant Thornton that was submitted to the U.S. Securities and Exchange Commission (“SEC”) on March 27, 2006 (the “Initial Form 8-K”). The Registrant also requested Grant Thornton to furnish the Registrant with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant in response to Item 4.01 of the Initial Form 8-K and, if not, stating the respects in which it does not agree.

On April 10, 2006, Grant Thornton furnished its letter to Sunterra, and it is filed as Exhibit No. 16 hereto and incorporated herein by reference (the “GT Letter”). The GT Letter states that Grant Thornton does not agree with the statements made by the Registrant in Item 4.01 of the Initial Form 8-K as it relates to Item 304(a)(1)(v)(C) of Regulation S-K.

Contrary to the suggestion in the GT Letter, the Registrant does not believe there was a reportable event under Item 304(a)(1)(v)(C) prior to March 21, 2006. The GT Letter, among other things, refers to an email that Grant Thornton received on March 23, 2006, from one of Sunterra’s former employees, which contained allegations concerning accounting practices related to Sunterra’s European operations. The Registrant received these same allegations by email from the former employee on or about December 9, 2005. Within three days of receiving the email, on or about December 12, 2005, the Registrant informed Grant Thornton and Sunterra’s Audit and Compliance Committee of the receipt of such email and the nature of the allegations. At the same time, the Registrant’s management also advised Grant Thornton orally and in writing that it had submitted the allegations made by the former employee to its internal auditors and in-house legal counsel for investigation and follow-up. Subsequently, on March 29, 2006, Sunterra’s Audit and Compliance Committee, with the knowledge of Grant Thornton, authorized the engagement of outside legal counsel to investigate the allegations. In addition, on April 9, 2006, the Audit and Compliance Committee authorized the engagement of independent legal counsel to investigate, review and advise the Committee with respect to the allegations and any other matters that may arise in connection therewith.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
16	Letter of Grant Thornton LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2006

SUNTERRA CORPORATION

By:	/s/ Steven E. West
Name:	Steven E. West
Title:	Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
16	Letter of Grant Thornton LLP

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